UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 523-9897

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of the Current Report on Form 8-K, the information required to be disclosed in this Item 3.02 concerning the grant of stock options to Mr. John E. Kahn is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2010, TeamStaff, Inc. (the “Company” or “TeamStaff”) named John E. Kahn as its Chief Financial Officer, effective immediately. On September 23, 2010, the Company issued a press release announcing these matters, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Biographical Information.

John E. Kahn. Prior to joining TeamStaff, from April 2006 through April 2010, Mr. Kahn was the Chief Financial Officer and Secretary of Financial Asset Management Systems, a provider of government and business services. From November 2003 to March 2006, Mr. Kahn was the Chief Financial Officer and Secretary of Trusted Network Technologies, a company providing computer network identity control and audit solutions to government and other customers. Previously, Mr. Kahn served as a financial and business advisor, providing chief financial officer, accounting and strategic financial advice to clients. Mr. Kahn is a certified public accountant and from 1985 to 1993 was with Arthur Andersen as an audit and business advisory manager and audit staff. Mr. Kahn received a Bachelor of Science from the University of Wales and is a Fellow of the Institute of Chartered Accountants in England and Wales. Mr. Kahn is 47 years old.

There are no arrangements or understandings between Mr. Kahn and any other persons pursuant to which he was appointed as the Chief Financial Officer of the Company. There are no family relationships between Mr. Kahn and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Kahn pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

On September 22, 2010, the Company and Mr. Kahn entered into an employment agreement, the terms of which are summarized below. The following description of the employment agreement is qualified in its entirety by reference to the full text of such agreement.

• The employment agreement is for an initial term expiring September 30, 2012. Under the employment agreement, Mr. Kahn will receive a base salary of $190,000 per annum.

• Mr. Kahn may receive bonuses in accordance with the following parameters: (i) a bonus of $20,000 will be paid in January 2011 based on contributions to the Company’s compliance with SEC filing requirements; (ii) an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Management Resources and Compensation Committee of the board of directors (the “Committee”); and (iii) target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary.

• The Company granted Mr. Kahn options to purchase 150,000 shares of common stock under the Company’s 2006 Long Term Incentive Plan (the “2006 Plan”). The options shall vest as follows: 50,000 options vest immediately; 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $3.00 per share for ten consecutive trading days; and an additional 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $5.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of the Company’s common stock on the date the employment agreement was executed. In the event of the termination of his employment, the options will, to the extent vested, remain exercisable in accordance with the terms of the 2006 Plan.

• In the event of the termination of employment by us without “cause” or by Mr. Kahn for “good reason”, or if his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to his death, Mr. Kahn’s estate would be entitled to receive: all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date. If Mr. Kahn’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation. Upon termination of the Employee’s employment on or after the expiration date, other than for cause, Mr. Kahn will be entitled to the severance payment.

• Mr. Kahn will receive the following payments and/or benefits in the event that his employment is terminated in connection with a change of control of the Company: (i) his accrued compensation; (ii) continuation benefits; (iii) a lump sum payment equal to 100% of his base salary in lieu of a severance payment; and (iv) all unvested options and other incentive awards shall be fully vested and remain exercisable in accordance with the 2006 Plan. If the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Mr. Kahn.

• Pursuant to the employment agreement, Mr. Kahn is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

Item 9.01	Financial Statements and Exhibits

The following exhibit is attached to this Form 8-K:

Exhibit
(d)	Number	Exhibit Title or Description

	99.1	Press Release dated September 23, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	/s/ Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	President and Chief Executive Officer

Date: September 23, 2010
EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated September 23, 2010.

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